Exhibit 10.8

Final version

DATED 29 JULY 2021

CONTRIBUTION AGREEMENT

between

THE CONTRIBUTORS NAMED HEREIN

and

MAINZ BIOMED B.V.

and

PHARMGENOMICS GMBH

CMS Derks Star Busmann N.V.

cms.law

table of contents

CLAUSE		PAGE
1.	Definitions and interpretation	1
2.	Conditions Precedent	5
3.	Contribution	5
4.	Completion	6
5.	Warranties of the Contributors	7
6.	Warranties of the Company	8
7.	Warranties of PharmGenomics	9
8.	No obligation to contribute to losses or deficit	10
9.	No relocation or termination of business	10
10.	Guarantee	11
11.	Board of Directors	11
12.	Equity incentive plan	12
13.	Listing on Nasdaq	11
14.	Notices	11
15.	Miscellaneous	13
16.	Governing law and competent court	13

SCHEDULE		PAGE
Schedule 1 – Particulars of the Contributors		21
Schedule 2 – Particulars of the Investors		24
Schedule 3 – Deed of Issue		25
Schedule 4 – Deed of Transfer		26
Schedule 5 – Credit Facility Agreement		27
Schedule 6 – Lock-up Agreement		28
Schedule 7 – Management Services Agreement Eidens		29
Schedule 8 – Management Services Agreement Freese		30
Schedule 9 – Company Articles of Association		31
Schedule 10 – PharmGenomics Articles of Association		32

THE UNDERSIGNED

(1)	The Persons named in Schedule 1 (the “Contributors”);

(2)	Mainz Biomed B.V., a private company with limited liability under Dutch law, having its seat in Amsterdam, the Netherlands, and its address at Robert-Koch-Straβe 50, 55129 Mainz, Germany, registered with the Dutch trade register under number 82122571 (the “Company”); and

(3)	PharmGenomics GmbH, a company with limited liability under German law, having its address at Robert-Koch-Straβe 50, 55129 Mainz, Germany, registered with the trade register B of the local court of Mainz, Germany, under number HRB 41529 (“PharmGenomics”).

RECITALS

(A)	The Company is a private company with limited liability under Dutch law and has been incorporated for the purpose of investing in and effecting a merger by means of a share exchange with PharmGenomics.

(B)	The Company intends to apply to list the Company Shares on Nasdaq along with a concurrent financing of a minimum of USD 7 million and a maximum of USD 15 million through a public offering of Company Shares at a price of USD 5.00 per Company Share.

(C)	The Contributors are the holders of the number of Contribution Shares set out opposite their respective names in Schedule 1 comprising in aggregate the whole of the issued share capital of PharmGenomics.

(D)	The Existing Investors are the holders of the number of Company Shares and the number of Company Warrants set out opposite their respective names in Schedule 2 comprising in aggregate the whole of the issued share capital of the Company and all outstanding Company Warrants on the date hereof.

(E)	The Company intends to raise further financing from investors prior to the Completion Date through the issue of units comprising one Company Share and one Company Warrant each, until the Company will have received an aggregate amount of USD 2.2 million from the Existing Investors and any investors participating in any further financing as payment for the Company Shares subscribed for by them.

(F)	In connection with the proposed merger of the Company and PharmGenomics, the Contributors wish to exchange all shares in the share capital of PharmGenomics held by them for the Company Shares.

(G)	Immediately following the said share exchange, PharmGenomics will be a 100 per cent subsidiary of the Company and the Contributors will together hold, rounded up, 61.79% of the issued share capital of the Company, on a non-diluted basis.

IT IS AGREED AS FOLLOWS

1.	Definitions and interpretation

1.1	In this Agreement the following definitions apply:

“Affiliate” means, in relation to a Person, any other Person who, directly or indirectly, Controls, is Controlled by, or is under common Control with that Person, but excluding the Company;

“Agreement” means this contribution agreement, including the Recitals and the Schedules;

“Beneficiary” means each Contributor who, or whose Affiliate, on the date hereof:

(a)	is a silent partner of PharmGenomics under any silent partnership agreement (stille Beteiligung Vertrag) under German law; or

(b)	has a loan receivable from PharmGenomics under any loan agreement;

“Board of Directors” means the board of directors (bestuur) of the Company, which prior to Conversion shall consist of Directors and as of Conversion of Executive Directors and a majority of independent Non-Executive Directors;

“Business Day” means a day, other than a Saturday, Sunday or public holiday, on which banks are open for general business in Amsterdam, the Netherlands, and Mainz, Germany;

“CMS Netherlands” means CMS Derks Star Busmann N.V., a Dutch law firm serving as legal counsel to the Company for European law matters;

“Company” has the meaning given in the head of this Agreement;

“Company Articles of Association” means the articles of association of the Company;

“Company Shares” means ordinary shares in the share capital of the Company with a nominal value of EUR 0.01 each;

“Company Warrant” means a warrant to subscribe for one Company Share;

“Completion” means the taking of each of the steps set out in Clause 4.2;

“Completion Date” means the date on which Completion is to take place, being 30 July 2021, or if the Conditions Precedent have not been satisfied or waived on or before that date:

(a)	the second Business Day after they are all satisfied or waived; or

(b)	or such other date as may be agreed by the Parties in writing;

“Conditions Precedent” means the conditions precedent set out in Clause 2.1;

“Contribution Shares” means, in respect of each Contributor, such number of shares in the share capital of PharmGenomics with such nominal value and such consecutive number as set out opposite his, her or its name in Schedule 1;

“Contributors” has the meaning given in the head of this Agreement;

“Control” means:

(a)	in relation to a legal person:

(i)	the ability, directly or indirectly, whether or not pursuant an agreement with other Persons entitled to vote, to exercise more than half of the voting rights at the general meeting of that legal person, or any similar body of that legal person;

(ii)	the ability, directly or indirectly, whether or not pursuant an agreement with other Persons entitled to vote, to appoint or dismiss more than half of the directors of that legal person, or of any similar officers of that legal person, also if all Persons entitled to vote were to cast their votes; or

(iii)	the ability, directly or indirectly, to determine the policies of that legal person;

(b)	in relation to a partnership:

(i)	the ability, directly or indirectly, whether or not pursuant an agreement with other Persons entitled to vote, to exercise more than half of the voting rights upon adoption of a resolution to amend the agreement governing that partnership; or

(ii)	the ability, directly or indirectly, to determine the policies of that partnership; and

(c)	in respect of any other Person, the ability, directly or indirectly, to determine the policies of that Person,

and the terms “Controls” and “Controlled” shall be construed accordingly;

“Conversion” has the meaning given Clause 13.2;

“Credit Facility Agreement” means the credit facility agreement between the Company and PharmGenomics, in the form set out in Schedule 5;

“Cut-off Date” means 31 October 2021, or such other date as may be agreed by the Parties in writing;

“Deed of Issue” means the deed of issue of shares relating to the Subscription Shares between the Company and the Contributors, in the form set out in Schedule 3;

“Deed of Transfer” means the deed of transfer of shares governed by German law relating to the Contribution Shares between the Contributors and the Company, in the form set out in Schedule 4;

“Director” means a director (bestuurder) of the Company, as of Conversion including each Executive Director and each Non-Executive Director, unless the context otherwise requires;

“Dutch Notary” means M.M. van der Bie, civil law notary in Amsterdam, the Netherlands, working with CMS Netherlands, and each deputy of his office as appointed from time to time in accordance with the applicable provisions of the Dutch Notaries Act;

“Encumbrance” means any interest or equity of any Person, including any right to acquire, option or right of pre-emption, or any mortgage, charge, pledge, lien, assignment, hypothecation, security, interest, title, retention or any other security agreement or arrangement;

“Executive Director” means an executive director (uitvoerende bestuurder) of the Company;

“Executive Committee” means the executive committee of the Company;

“Executive Officer” means a member of the Executive Committee, including each Executive Director and each other member of the Executive Committee, unless the context otherwise requires;

“Existing Investors” means the Persons named in Schedule 2;

“Existing ISB Subsidiary” means any legal person or partnership which, on the date hereof is, and at any relevant time still is, a subsidiary as referred to in section 2:24a of the Dutch Civil Code of Investitions- und Strukturbank Rheinland-Pfalz (ISB), an institution under German law, registered with the trade register A of the local court of Mainz, Germany, under number HRA 41584;

“German Notary” means Dr. G. Specks, notary in Aachen, Germany;

“Lock-up Agreement” means a lock-up agreement between the Company and each of the Contributors substantially in the form attached as Schedule 6;

“Management Services Agreement Eidens” means the management services agreement between the Company and Dr. Moritz Eidens, in the form attached as Schedule 7;

“Management Services Agreement Freese” means the management services agreement between the Company and Philipp Freese, in the form attached as Schedule 8;

“Nasdaq” means the Nasdaq Capital Market of the Nasdaq Stock Exchange in New York, United States of America;

“Non-Executive Director” means an independent non-executive director (niet uitvoerende bestuurder) of the Company according to Nasdaq and the SEC;

“Parties” means the Contributors, the Company and PharmGenomics;

“Person” means a natural person, legal person, partnership, trust, legal arrangement similar to a trust and each other body or cooperation acting as an independent entity or organisation;

“PharmGenomics” has the meaning given in the head of this Agreement;

“PharmGenomics Articles of Association” means the articles of association of PharmGenomics;

“Qualifying Existing ISB Subsidiary” means any Existing ISB Subsidiary which, at any relevant time, holds one or more Shares or is a creditor of the Company;

“SEC” means the United States Securities and Exchange Commission;

“Subscription Shares” means, in respect of each Contributor, such number of Company Shares as set out opposite his, her or its name in Schedule 1;

“Subsidiary” means a subsidiary as referred to in section 2:24a of the Dutch Civil Code; and

“Transactions” means the transactions described in this Agreement, mainly including the issue of the Subscription Shares against contribution of the Contribution Shares and the listing of the Company Shares on Nasdaq.

1.2	In this Agreement the following rules of interpretation apply:

(a)	the table of contents and headings are for convenience only and shall not affect the interpretation of this Agreement;

(b)	words denoting the singular shall include the plural and vice versa, unless the context otherwise requires;

(c)	references to Recitals, Clauses and Schedules are to respectively recitals and clauses of and schedules to this Agreement, unless otherwise specified;

(d)	references to any time of day are references to Central European Time.

2.	Conditions Precedent

2.1	Completion shall be subject to and shall not take place prior to the satisfaction or waiver of the Conditions Precedent of:

(a)	the general meeting of PharmGenomics having granted its approval to this Agreement and the transactions contemplated hereby;

(b)	the Contributors having received an opinion of counsel, or other evidence, in form and substance reasonably satisfactory to the Contributors to the effect that the transactions contemplated by this Agreement are tax-neutral for the Contributors;

(c)	the Contributors having received a confirmation from the Company evidencing that the Company has received an aggregate amount of USD 2.2 million in gross proceeds from the Existing Investors and any investors participating in any further financing as payment for the Company Shares subscribed for by them;

(d)	the Company and PharmGenomics having entered into the Credit Facility Agreement; and

(e)	the Company and each of the Contributors having entered into the Lock-up Agreement.

2.2	The Parties shall use their reasonable efforts to procure that the Conditions Precedent are satisfied as soon as reasonably possible and in any event by no later than the Cut-off Date.

2.3	Each Party shall keep the other Parties fully informed of all progress and developments with regard to the satisfaction of the Conditions Precedent and in any event shall notify the other Parties immediately as soon as it becomes aware that the Conditions Precedent have been satisfied or have become incapable of satisfaction and shall produce to the other Parties such documentation as they shall require to evidence any such satisfaction.

2.4	The Conditions Precedent may only be waived by written agreement between the Parties.

2.5	If the Conditions Precedent are not satisfied or waived on or before the Cut-off Date, each of the Parties may terminate this Agreement by giving notice thereof to the other Parties, in which event this Agreement shall have no further force and effect and no Party shall have any claim or liability in respect of it except as regards any antecedent breach and save that Clause 1, this Clause 2.5, and Clauses 13 up to and including 16 shall continue in full force and effect.

3.	Contribution

3.1	The Company shall issue to each Contributor and each Contributor shall subscribe for and accept from the Company the number of Subscription Shares set out opposite the relevant Contributor’s name in Schedule 1, under the obligation for each Contributor to pay for the respective Subscription Shares in full by payment in kind by way of contribution of the Contribution Share or Contribution Shares set out opposite the relevant Contributor’s name in Schedule 1.

3.2	The Contribution Shares shall be transferred free of any Encumbrance and with all rights attaching or accruing to them at or after the Completion Date.

3.3	The difference between the aggregate value of the Contribution Shares and the aggregate nominal value of the Subscription Shares will be regarded as non-stipulated share premium.

3.4	The Company undertakes vis-à-vis each of the Contributors that it will not sell, transfer or otherwise dispose of any shares in the share capital of PharmGenomics during a period of seven years, commencing on the date hereof and therefore ending on 28 July 2028, other than with the written consent of all Contributors.

4.	Completion

4.1	Completion shall take place on the Completion Date.

4.2	At Completion, the Parties shall take or procure the taking of each of the following steps in the following order:

(a)	the Parties will submit to the Dutch Notary a copy of this Agreement duly signed by them;

(b)	the Company will submit to the Dutch Notary in form and substance satisfactory to the Dutch Notary a written resolution of the shareholders of the Company for:

(i)	the issue of the Subscription Shares to the Contributors;

(ii)	the exclusion of any pre-emption rights in respect of the issue of the Subscription Shares;

(iii)	the approval as referred to in section 2:204 subsection 2 of the Dutch Civil Code of the legal acts contained in this Agreement and the Deed of Issue;

(iv)	the appointment of Guido Bächler, Dr. Moritz Eidens and Philipp Freese as Directors in accordance with Clause 11.2 with effect as of Completion;

(v)	the entry into between the Company and Dr. Moritz Eidens of the Management Services Agreement Eidens;

(vi)	the entry into between the Company and Philipp Freese of the Management Services Agreement Freese;

(vii)	the dismissal of Mr. M. Messina as Director with effect as of Completion; and

(viii)	the granting of a full and final discharge Mr. M. Messina for his management of the Company;

(c)	the Company will submit to the Dutch Notary in form and substance satisfactory to each of the Contributors and the Dutch Notary a description of the Contribution Shares as referred to in section 2:204b subsection 1 in conjunction with section 2:204a subsection 1 of the Dutch Civil Code;

(d)	the Company and the Contributors will submit to the Dutch Notary in form and substance satisfactory to the Dutch Notary powers of attorney for the execution of the Deed of Issue;

(e)	the Company will submit to the Dutch Notary the Company’s original shareholders register;

(f)	the Company and Dr. Moritz Eidens will enter into the Management Services Agreement Eidens;

(g)	the Company and Philipp Freese will enter into the Management Services Agreement Freese;

(h)	the Parties will procure the execution of the Deed of Issue before the Dutch Notary;

(i)	the issue of the Subscription Shares will be registered in the shareholders register of the Company and filed with the Dutch trade register; and

(j)	the Contributors will submit to the German Notary in form and substance satisfactory to the German Notary powers of attorney for the notarisation of the Deed of Transfer;

(k)	the Parties will procure the notarisation of the Deed of Transfer before the German Notary.

5.	Warranties of the Contributors

Each of the Contributors warrants to the Company that, on the date hereof and on the Completion Date, the following is correct:

(a)	the Contributor, if a legal Person, is a legal Person duly incorporated and validly existing under the laws of the jurisdiction of its organisation;

(b)	the obligations expressed to be assumed by the Contributor in this Agreement are legal, valid, binding and enforceable obligations;

(c)	save for the steps to be taken in Clause 4.2 above, the Contributor has the authority to enter into and perform this Agreement and the Transactions contemplated hereby;

(d)	save for the steps to be taken in Clause 4.2 above, the Contributor has taken all necessary action to authorise the signing and performance of this Agreement and the Transactions contemplated hereby;

(e)	the Contributor, not being S-Innovations-Beteiligungsfinanzierungsgesellschaft Rheinland-Pfalz mbH (S IFG) or Wagnisfinanzierungsgesellschaft für Technologieförderung in Rheinland-Pfalz mbH (WFT), has waived all rights in his, her or its silent partnerships in PharmGenomics other than any rights in respect of any interest or repayment of his, her or its silent partnerships in PharmGenomics;

(f)	the Contributor, being S-Innovations-Beteiligungsfinanzierungsgesellschaft Rheinland-Pfalz mbH (S-IFG) or Wagnisfinanzierungsgesellschaft für Technologieförderung in Rheinland-Pfalz mbH (WFT), has waived, or caused to waive, all rights in the following silent partnerships in PharmGenomics, provided, however, that:

(i)	the following provisions of the silent partnership of S-Innovations-Beteiligungsfinanzierungsgesellschaft Rheinland-Pfalz mbH (S-IFG) with project number 3802700311, in the amount of EUR 150,000, will remain unchanged and continue in full force and effect: § 1 section (1) “Establishment of the company”, § 2 “Amount of the participation”, § 7 “Duration of the silent partnership”, § 8 “Fiscal year”, § 9 “Remuneration”, § 11 “Loss participation, subordination”, § 13 section (1) “Information obligations of the participant, proof of use”, § 14 “Control rights of the participation provider”, § 15 “Release from the duty of confidentiality” and § 17 “Repayment of the contribution, maturity”;

(ii)	the following provisions of the silent partnership of Wagnisfinanzierungsgesellschaft für Technologieförderung in Rheinland-Pfalz mbH (WFT) with project number 3803500022, in the amount of EUR 300,000, as last extended by 2nd supplementary agreement, will remain unchanged and continue in full force and effect: § 1 section (1) “Amount of participation”, § 2 “Duration of the silent partnership”, § 5 “Participation fee/remuneration/commission”, § 6 “Loss participation”, § 9 “Release from confidentiality”, § 11 sections (1) up to and including (4) and (7) “Monitoring and ongoing reporting”, § 12 “Repayment of the contribution”, § 15 “Fiscal year” and § 17 “Supplementary provision”;

(iii)	the following provisions of the silent partnership of Wagnisfinanzierungsgesellschaft für Technologieförderung in Rheinland-Pfalz mbH (WFT) with project number 3801400279, in the amount of EUR 50,000.00, will remain unchanged and continue in full force and effect: § 1 section (1) “Establishment of the company”, § 2 “Amount of the participation”, § 7 ” Duration of the silent partnership”, § 8 “Fiscal year”, § 9 “Remuneration”, § 11 “Loss participation, subordination”, § 13 section (1) “Information obligations of the participant, proof of use”, § 14 “Control rights of the participant”, § 15 “Release from the duty of confidentiality” and § 18 “Repayment of the contribution, maturity”; and

(iv)	the following provisions of the silent partnership of Wagnisfinanzierungsgesellschaft für Technologieförderung in Rheinland-Pfalz mbH (WFT) with project number 3803500117, in the amount of EUR 98,634.00, will remain unchanged and continue in full force and effect: § 1 section (1), “Establishment of the company”, § 2 “Amount of the participation”, § 7 “Duration of the silent partnership”, § 8 “Fiscal year”, § 9 “Remuneration”, § 11 “Loss participation, subordination”, § 13 sections (1) and (6) “Participant’s duty to provide information, proof of use”, § 14 “Participant’s control rights”, § 15 “Release from the duty of confidentiality”, § 17 “Repayment of the contribution, due date” and § 21 section (1) “Supplementary provisions”.

The Company accepts these warranties.

6.	Warranties of the Company

6.1	The Company warrants to each of the Contributors that, on the date hereof and on the Completion Date, the following is correct:

(a)	the Company is a private company with limited liability under Dutch law, duly incorporated and validly existing under Dutch law;

(b)	the Company Articles of Association read as set out in Schedule 7;

(c)	the Company is registered with the Dutch trade register under number 82122571. The information regarding the Company registered with the Dutch trade register is correct and complete;

(d)	the Company has not been dissolved or liquidated and no resolution has been adopted to dissolve or liquidate the Company, nor has any request thereto been filed nor is there any reason to expect the same;

(e)	the Company is not subject to any insolvency proceedings as defined in article 2 point (4) of Regulation (EU) 2015/848 of the European Parliament and of the Council of 20 May 2015 on insolvency proceedings (recast), or any analogous proceedings in any jurisdiction, nor have any requests to open any such insolvency proceedings been filed, nor is there any reason to expect the same;

(f)	the Company is not involved in the preparation of a merger or division within the meaning of Book 2 title 7 of the Dutch Civil Code;

(g)	no resolution to reduce the issued share capital of the Company has been adopted;

(h)	with respect to the Company no resolution to make a distribution has been adopted;

(i)	the shareholders register of the Company is up-to-date and complete;

(j)	the obligations expressed to be assumed by the Company in this Agreement are legal, valid, binding and enforceable obligations;

(k)	save for the steps to be taken in Clause 4.2 above, the Company has the authority to enter into and perform this Agreement and the Transactions contemplated hereby;

(l)	save for the steps to be taken in Clause 4.2 above, the Company has taken all necessary action to authorise the signing and performance of this Agreement and the Transactions contemplated hereby;

(m)	the Company has not conducted any business;

(n)	the Company has not acquired any assets or rights of any kind other than the assets and rights reasonably acquired in connection with the Transactions and has not incurred any liabilities or obligations of any kind other than the liabilities and obligations reasonably incurred in connection with the Transactions;

(o)	the Company has not entered into any agreements other than the agreements reasonably entered into in connection with the Transactions;

(p)	the Company does not have any employees; and

(q)	the Company is not engaged or proposing to engage or directly or indirectly involved in any litigation, arbitration or other legal proceedings, including civil, administrative, criminal and tax proceedings, and there are no claims or actions of any kind that are pending, or threatened or expected against the Company or in respect of which the Company is or may be liable vis-à-vis any other person nor are there any circumstances that could give rise to any litigation, arbitration or other proceedings.

Each of the Contributors accepts these warranties.

6.2	The Company warrants to each of the Contributors that, immediately following Completion, the issued share capital of the Company will amount to EUR 97,100.00 and will be divided into 9,710,000 ordinary shares with a nominal value of EUR 0.01 each. Each of the Contributors accepts this warranty.

7.	Warranties of PharmGenomics

7.1	PharmGenomics warrants to the Company that, on the date hereof and on the Completion Date, the following is correct:

(a)	PharmGenomics is a company with limited liability under German law, duly incorporated and validly existing under German law;

(b)	the PharmGenomics Articles of Association read as set out in Schedule 10;

(c)	PharmGenomics is registered with the trade register B of the local court of Mainz, Germany, under number HRB 41529. The information regarding PharmGenomics registered with the trade register B of the local court of Mainz, Germany, is correct and complete;

(d)	PharmGenomics has not been dissolved or liquidated and no resolution has been adopted to dissolve or liquidate PharmGenomics, nor has any request thereto been filed nor is there any reason to expect the same;

(e)	PharmGenomics is not subject to any insolvency proceedings as defined in article 2 point (4) of Regulation (EU) 2015/848 of the European Parliament and of the Council of 20 May 2015 on insolvency proceedings (recast), or any analogous proceedings in any jurisdiction, nor have any requests to open any such insolvency proceedings been filed, nor is there any reason to expect the same;

(f)	PharmGenomics is not involved in the preparation of a measure under the German Transformation Act (Umwandlungsgesetz);

(g)	no resolution to reduce the issued share capital of PharmGenomics has been adopted that has not been implemented yet;

(h)	with respect to PharmGenomics no resolution to make a distribution has been adopted that has not been implemented yet;

(i)	the list of shareholders of PharmGenomics is up-to-date and complete;

(j)	the obligations expressed to be assumed by PharmGenomics in this Agreement are legal, valid, binding and enforceable obligations;

(k)	PharmGenomics has the authority to enter into and perform this Agreement and the Transactions contemplated hereby;

(l)	save for the steps to be taken in Clause 4.2 above, PharmGenomics has taken all necessary action to authorise the signing and performance of this Agreement and the Transactions contemplated hereby;

(m)	PharmGenomics has at all times conducted its business in accordance with its constitutional documents and all applicable laws;

(n)	PharmGenomics is not engaged or proposing to engage or directly or indirectly involved in any litigation, arbitration or other legal proceedings, including civil, administrative, criminal and tax proceedings, and there are no claims or actions of any kind that are pending, or threatened or expected against PharmGenomics or in respect of which PharmGenomics is or may be liable vis-à-vis any other person nor are there any circumstances that could give rise to any litigation, arbitration or other proceedings; and

(o)	Dr. Jochem has waived all rights in his silent partnerships in PharmGenomics other than any rights in respect of any interest or repayment of his silent partnerships in PharmGenomics.

The Company accepts these warranties.

7.2	PharmGenomics shall not be liable for any claim arising out of or in connection with the warranties set out in Clause 7.1 if and to the extent that such claim would result in a situation where the net assets of PharmGenomics fall short of its registered share capital (Unterbilanz).

8.	No obligation to contribute to losses or deficit

No Contributor shall be obliged to contribute to any losses or deficit of the Company.

9.	No relocation or termination of business

9.1	The Company and PharmGenomics undertake vis-à-vis each Qualifying Existing ISB Subsidiary, by way of a stipulation in favour of a third party as referred to in section 6:253 of the Dutch Civil Code, that PharmGenomics will not relocate or terminate its business or any significant part thereof without the prior written approval of each Qualifying Existing ISB Subsidiary.

9.2	Clause 9.1 will cease to apply as of the first date on which no Existing ISB Subsidiary holds any Company Shares or is a creditor of the Company.

10.	Guarantee

10.1	The Company unconditionally and irrevocably guarantees to each Beneficiary, by way of a separate obligation and therefore not as a surety or co-debtor, the performance of all present and future obligations of PharmGenomics vis-à-vis the Beneficiary or any Affiliate of the Beneficiary existing on or before Completion Date to pay a sum of money under or in connection with:

(a)	any silent partnership agreement (stille Beteiligung Vertrag) under German law between PharmGenomics and the Beneficiary or any Affiliate of the Beneficiary existing on the date hereof, as amended from time to time; and

(b)	any loan agreement between PharmGenomics and the Beneficiary or any Affiliate of the Beneficiary existing on the date hereof, as amended from time to time.

10.2	If PharmGenomics fails to pay to any Beneficiary or any Affiliate of any Beneficiary from time to time on demand any sum of money which PharmGenomics is at any time liable to pay to the Beneficiary or any Affiliate of the Beneficiary under or pursuant to any agreement referred to in Clause 10.1, the Company shall be liable vis-à-vis the Beneficiary for these obligations of PharmGenomics as if it were a primary obligor and not a surety.

10.3	The obligations of the Company under Clauses 10.1 and 10.2 shall be continuing obligations and shall not be impaired or affected by any change in the constitution or control of, or the insolvency, liquidation or winding up of or by any analogous proceedings in any jurisdiction relating to PharmGenomics.

11.	Board of Directors

11.1	As of Completion and until Conversion, for the time being, the Board of Directors shall consist of three Directors, who, for the avoidance of doubt, in fact are executive directors.

11.2	As of Completion, for the time being, the Board of Directors shall consist of:

(a)	Guido Bächler, who has been nominated by the Existing Investors;

(b)	Dr. Moritz Eidens, who has been nominated by PharmGenomics; and

(c)	Philipp Freese, who has been nominated by PharmGenomics.

11.3	As of Conversion, for the time being, the Board of Directors shall consist of five Directors, comprising two Executive Directors and three Non-Executive Directors.

11.4	As of Conversion, for the time being, the Board of Directors shall consist of:

(a)	the following Executive Directors:

(i)	Guido Bächler, with the title of Chief Executive Officer, who has been nominated by the Existing Investors; and

(ii)	Dr. Moritz Eidens, with the title of Chief Scientific Officer, who has been nominated by PharmGenomics;

(b)	the following Non-Executive Directors:

(i)	Alberto Libanori, who has been nominated by the Existing Investors; and

(ii)	Hans Hekland, who has been nominated by PharmGenomics;

(iii)	one person who has been nominated by the Existing Investors and PharmGenomics jointly, with such nominee meeting the Nasdaq and SEC qualifications required to serve as the Company’s audit committee chairperson.

11.5	As of Conversion, the Company shall have an Executive Committee. The Executive Committee shall consist of all Executive Directors and such number of other Executive Officers as the Board of Directors may determine.

11.6	As of Conversion, for the time being, the Executive Committee shall consist of:

(a)	the Executive Directors, with their respective titles;

(b)	Philipp Freese, with the title of Chief Operations Officer, who has been nominated by PharmGenomics; and

(c)	such other Executive Officers with such titles as the Board of Directors may determine.

11.7	As of Completion and until Conversion, the persons named in Clause 11.4 but not yet appointed as Director will jointly constitute an advisory board to the Board of Directors. For the avoidance of doubt, such advisory board is not a corporate body (orgaan) of the Company and as such has no formal authority.

12.	Equity incentive plan

The Company shall, in consultation with PharmGenomics, adopt an omnibus incentive plan or other similar arrangement with due observance of applicable law and stock exchange rules, as soon as reasonably practicable following completion of the listing of the Company Shares on Nasdaq, reserving a number of Company Shares representing not more than 12% of the issued share capital of the Company for grant thereunder and with vesting conditions that are reasonably satisfactory to the Company and PharmGenomics.

13.	Listing on Nasdaq

13.1	The Parties shall use their reasonable best efforts to cause the Company Shares to be approved for listing on Nasdaq as soon as reasonably practicable after the date of this Agreement and to cause the Company to satisfy any applicable initial and continuing listing requirements of Nasdaq.

13.2	The Parties shall use their reasonable best efforts to cause the Company to be converted into a public company under Dutch law after Completion but prior to the listing of the Company Shares on Nasdaq (“Conversion”).

13.3	The Contributors shall use their reasonable best efforts to maintain the composition of the Board of Directors as set out in Clause 11 upon Conversion and at least until the listing of the Company Shares on Nasdaq shall have been completed.

14.	Notices

14.1	Any notice or other communication in connection with this Agreement shall be in writing and shall be delivered personally or by courier or sent by registered post or e-mail. Any notice or other communication shall be in the English language.

14.2	Any notice or other communication shall only be effective upon receipt. A notice or other communication shall be deemed to have been received, if delivered personally, upon receipt, if delivered by courier or sent by registered post, upon confirmation of receipt, or if sent by e-mail, upon transmission in legible form.

15.	Miscellaneous

15.1	This Agreement constitutes the entire agreement between the Parties in relation to its subject matter and supersedes any previous written or oral agreements between the Parties to the extent they have any bearing on its subject matter.

15.2	No rights or obligations under this Agreement shall be transferable by a Party without the prior written consent of the other Parties.

15.3	Except as expressly provided, this Agreement does not contain any stipulation in favour of a third party as referred to in section 6:253 of the Dutch Civil Code.

15.4	The Parties waive any right they may have at any time to nullify this Agreement in whole or in part under section 6:228 or 6:229 of the Dutch Civil Code or to dissolve this Agreement in whole or in part under section 6:265 of the Dutch Civil Code.

15.5	This Agreement may only be amended or supplemented pursuant to a written agreement between the Parties.

15.6	This Agreement may be signed in any number of counterparts. All counterparts together shall constitute one agreement.

16.	Governing law and competent court

16.1	This Agreement and any non-contractual obligations arising out of or in connection with it shall be exclusively governed by and construed in accordance with Dutch law.

16.2	Any dispute arising out of or in connection with this Agreement, including a dispute relating to the existence, validity or termination thereof or any non-contractual obligation arising out of or in connection with it, shall exclusively be resolved by the Dutch courts. The competent court of Amsterdam, the Netherlands, shall have exclusive jurisdiction to hear any disputes in the first instance.

(Signature pages follow)

(Signature page to contribution agreement)

AGREED AND SIGNED ON 29 JULY 2021 BY

Dr. M. Eidens

Dr. S. Prause

Wagnisfinanzierungsgesellschaft für Technologieförderung in Rheinland-Pfalz mbH (WFT)

Represented by:

Name:
Title:

Name:
Title:

(Signature page to contribution agreement)

S-Innovations-Beteiligungsfinanzierungsgesellschaft Rheinland-Pfalz mbH (S-IFG)

Represented by:

Name:
Title:

Name:
Title:

Kreditanstalt für Wiederaufbau (KfW)

Represented by:

Name:
Title:

Name:
Title:

(Signature page to contribution agreement)

Coloalert AS
Represented by:

Name:
Title:

Name:
Title:

P. Freese

(Signature page to contribution agreement)

Fonds für Innovation und Beschäftigung Rheinland-Pfalz Unternehmens-Beteiligungsgesellschaft mbH (FIB)

Represented by:

Name:
Title:

Name:
Title:

Norda ASA
Represented by:

Name:
Title:

Name:
Title:

(Signature page to contribution agreement)

MedSalus GmbH

Represented by:

Name:
Title:

Name:
Title:

Dr. J. Felbel

Dr. M. Messina

(Signature page to contribution agreement)

Technos Invest GmbH
Represented by:

Name:
Title:

Name:
Title:

J. Schweizer

G. Bächler

Chi Ming Chan

(Signature page to contribution agreement)

Chun Yu Yip

M. Heyen

Mainz Biomed B.V.
Represented by:

Name:
Title:

PharmGenomics GmbH
Represented by:

Name:
Title:

Name:
Title:

Schedule 1 – Particulars of the Contributors

Name and address of Contributor	Number of Contribution Shares	Number of Subscription Shares
Dr. M. Eidens Am Emmerling-Park 22, 55218 Ingelheim, Germany

– one share with a nominal value of EUR 7,500.00 and consecutive number 2;

– one share with a nominal value of EUR 2,083.00 and consecutive number 4;

– one share with a nominal value of EUR 3,192.00 and consecutive number 18; and

– one share with a nominal value of EUR 1,931.00 and consecutive number 38

890,652 ordinary shares with a nominal value of EUR 0.01 each
Dr. S. Prause Stubenlohstraße 14b, 91052 Erlangen, Germany	one share with a nominal value of EUR 5,832.00 and consecutive number 3	353,208 ordinary shares with a nominal value of EUR 0.01 each
Wagnisfinanzierungsgesellschaft für Technologieförderung in Rheinland-Pfalz mbH (WFT) Holzhofstraße 4, 55116 Mainz, Germany	– one share with a nominal value of EUR 2,800.00 and consecutive number 5; and – one share with a nominal value of EUR 1,366.00 and consecutive number 6	252,309 ordinary shares with a nominal value of EUR 0.01 each
S-Innovations-Beteiligungsfinanzierungsgesellschaft Rheinland-Pfalz mbH (S-IFG) Vordere Synagogenstraße 2, 55116 Mainz, Germany

– one share with a nominal value of EUR 4,166.00 and consecutive number 7;

– one share with a nominal value of EUR 1,389.00 and consecutive number 13; and

– one share with a nominal value of EUR 2,743.00 and consecutive number 20

502.559 ordinary shares with a nominal value of EUR 0.01 each
Kreditanstalt für Wiederaufbau (KfW) Palmengartenstraße 5-9, 60325 Frankfurt, Germany

– one share with a nominal value of EUR 4,166.00 and consecutive number 8;

– one share with a nominal value of EUR 5,555.00 and consecutive number 14; and

– one share with a nominal value of EUR 10,712.00 and consecutive number 19

1,237,501 ordinary shares with a nominal value of EUR 0.01 each
Coloalert AS Storgata 61 H0504, 4307 Sandnes, Norway

– one share with a nominal value of EUR 723.00 and consecutive number 9;

– one share with a nominal value of EUR 2,222.00 and consecutive number 16;

– one share with a nominal value of EUR 734.00 and consecutive number 22;

821,427 ordinary shares with a nominal value of EUR 0.01 each

Name and address of Contributor	Number of Contribution Shares	Number of Subscription Shares

– one share with a nominal value of EUR 3,192.00 and consecutive number 24;

– one share with a nominal value of EUR 4,030.00 and consecutive number 36; and

– one share with a nominal value of EUR 2,662.00 and consecutive number 39

Mr. P. Freese Albert-Schweitzer-Weg 3, 41515 Grevenbroich, Germany	– one share with a nominal value of EUR 1,668.00 and consecutive number 11; and – one share with a nominal value of EUR 417.00 and consecutive number 12	126,276 ordinary shares with a nominal value of EUR 0.01 each
Fonds für Innovation und Beschäftigung Rheinland-Pfalz Unternehmens-Beteiligungsgesellschaft mbH (FIB) Holzhofstraße 4, 55116 Mainz, Germany	– one share with a nominal value of EUR 1,389.00 and consecutive number 17; and – one share with a nominal value of EUR 959.00 and consecutive number 23	142,204 ordinary shares with a nominal value of EUR 0.01 each
Norda ASA c/o Andenæsgruppen AS, Stortingsgata 28, 0161 Oslo, Norway	– one share with a nominal value of EUR 1,596.00 and consecutive number 25; and – one share with a nominal value of EUR 315.00 and consecutive number 40	115,738 ordinary shares with a nominal value of EUR 0.01 each
MedSalus GmbH Sackgasse 5a, 8077 Gössendorf, Austria	– one share with a nominal value of EUR 3,192.00 and consecutive number 26; and – one share with a nominal value of EUR 3,150.00 and consecutive number 35	384,399 ordinary shares with a nominal value of EUR 0.01 each
Dr. J. Felbel Tennelbachstraße 53, 65193 Wiesbaden, Germany	– one share with a nominal value of EUR 1,360.00 and consecutive number 27; and – one share with a nominal value of EUR 315.00 and consecutive number 37	101,444 ordinary shares with a nominal value of EUR 0.01 each
Mr. M. Messina Hermine-Berthold-Straβe 24, 28205 Bremen, Germany	one share with a nominal value of EUR 1,486.00 and consecutive number 29	89,998 ordinary shares with a nominal value of EUR 0.01 each

Technos Invest GmbH Am Studio 1, 12489 Berlin, Germany	one share with a nominal value of EUR 1,577.00 and consecutive number 41	95,509 ordinary shares with a nominal value of EUR 0.01 each
Mr. J. Schweizer Seidlhofstraße 16, 80639 München	– one share with a nominal value of EUR 2,083.00 and consecutive number 10; and – one share with a nominal value of EUR 889.00 and consecutive number 28	179,996 ordinary shares with a nominal value of EUR 0.01 each
Mr. G. Baechler 2021 Del Norte Street, Berkeley, CA 94707, USA	one share with a nominal value of EUR 900.00 and consecutive number 30	54,507 ordinary shares with a nominal value of EUR 0.01 each
Mr. Chi Ming Chan Unit B, 12/F Tower 1, Grand Austin, Austin Road West, Kowloon, Hong Kong	– one share with a nominal value of EUR 58.00 and consecutive number 31; and – one share with a nominal value of EUR 1,180.00 and consecutive number 32	74,978 ordinary shares with a nominal value of EUR 0.01 each
Mr. Chun Yu Yip 1st Floor, 16 Dumbarton Road, Hong Kong	one share with a nominal value of EUR 1,238.00 and consecutive number 33	74,978 ordinary shares with a nominal value of EUR 0.01 each
Mr. M. Heyen Heyder Feldweg 50, 52072 Aachen, Germany	one share with a nominal value of EUR 8,294.00 and consecutive number 34	502,317 ordinary shares with a nominal value of EUR 0.01 each

Schedule 2 – Particulars of the Investors

Name	Company Shares	Company Warrants
Boustead & Company Limited	666,667 ordinary shares with a nominal value of EUR 0.01 each	666,667 warrants to subscribe for ordinary shares with a nominal value of EUR 0.01 each
Mrs. J. Jakovljević	366,667 ordinary shares with a nominal value of EUR 0.01 each	366,667 warrants to subscribe for ordinary shares with a nominal value of EUR 0.01 each
Felix Capital GmbH	333,333 ordinary shares with a nominal value of EUR 0.01 each	333,333 warrants to subscribe for ordinary shares with a nominal value of EUR 0.01 each
Camino Capital GmbH	333,333 ordinary shares with a nominal value of EUR 0.01 each	333,333 warrants to subscribe for ordinary shares with a nominal value of EUR 0.01 each
Mr. G.A. Wall	180,000 ordinary shares with a nominal value of EUR 0.01 each	180,000 warrants to subscribe for ordinary shares with a nominal value of EUR 0.01 each
Prodigious Wealth Limited	60,000 ordinary shares with a nominal value of EUR 0.01 each	60,000 warrants to subscribe for ordinary shares with a nominal value of EUR 0.01 each
Mr. J.A.W. Poirier	60,000 ordinary shares with a nominal value of EUR 0.01 each	60,000 warrants to subscribe for ordinary shares with a nominal value of EUR 0.01 each
Mr. M. Messina	10,000 ordinary shares with a nominal value of EUR 0.01 each	10,000 warrants to subscribe for ordinary shares with a nominal value of EUR 0.01 each
Boustead Securities, LLC	–	280,000 warrants to subscribe for ordinary shares with a nominal value of EUR 0.01 each

Schedule 3 – Deed of Issue

[Hard copy]

Schedule 4 – Deed of Transfer

[Hard copy]

Schedule 5 – Credit Facility Agreement

[Hard copy]

Schedule 6 – Lock-up Agreement

[Hard copy]

Schedule 7 – Management Services Agreement Eidens

[Hard copy]

Schedule 8 – Management Services Agreement Freese

[Hard copy]

Schedule 9 – Company Articles of Association

[Hard copy]

Schedule 10 – PharmGenomics Articles of Association

[Hard copy]